                                                                    EXHIBIT 12.1

RATIOS OF EARNINGS TO FIXED CHARGES

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                                             SIX MONTHS ENDED
                                                  JUNE 30,                          YEAR ENDED DECEMBER 31,
                                          ----------------------    --------------------------------------------------------------
                                            2005          2004        2004           2003          2002        2001         2000
                                          ---------    ---------    ---------     ---------     ---------    ---------   ---------
                                                                          (IN MILLIONS, EXCEPT RATIOS)
                                                                                  (U.S. GAAP)

Earnings:
Pre-tax income (loss) before
    minority interest and before
    income from equity investees             (258.7)      (164.4)      (412.3)      (489.3)      (2,165.8)       308.1      (264.2)
Plus:
   Fixed charges                               85.3         57.4        129.0        122.4          135.7        124.8        61.8
   Amortization of capitalized
      interest                                  0.1          0.1          0.1          0.1            0.1           --          --
   Distributed income of equity
      investees
   Share of pre-tax losses of equity
      investees for which charges
      arising from guarantees are
      included in fixed charges                  --           --           --           --             --           --          --

                                                 --           --           --           --             --           --          --
Less:
   Capitalized interest                          --           --           --           --           (3.0)          --          --
     Dividend requirement on
        Preference Shares                        --           --           --           --             --           --          --
   Minority interest in pre-tax
     income of subsidiaries that have
     not incurred fixed charges                  --           --           --           --             --           --          --
                                          ---------    ---------    ---------     ---------     ---------    ---------   ---------
Earnings                                     (173.3)      (106.9)      (283.2)      (366.8)      (2,033.0)       432.9      (202.4)
                                          =========    =========    =========     ========      =========    =========   =========

Fixed Charges:
Interest expensed                              80.2         53.4        121.1         81.4           84.8         81.5        22.2
Interest capitalized                             --           --           --           --            3.0           --          --
Plus:
   Amortized premiums, discounts and
     capitalized expenses related to
     indebtedness                               3.9          2.8          5.5         38.6           44.6         41.0        38.4
   Estimate of interest within rental
     expense                                    1.2          1.2          2.4          2.4            3.3          2.3         1.2
   Dividend requirement on Preference
     Shares                                      --           --           --           --             --           --          --
                                          ---------    ---------    ---------     ---------     ---------    ---------   ---------
Fixed Charges                                  85.3         57.4        129.0        122.4          135.7        124.8        61.8
                                          =========    =========    =========     ========      =========    =========   =========

Ratio of Earnings to Fixed Charges               --           --           --           --             --          3.5           --

Additional pre-tax income before
   minority interest and income from
   equity investees necessary to
   generate a ratio of Earnings to
   Fixed Charges of 1.0                        258.6        164.3        412.2        489.2        2,168.7           --       264.2
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